Exhibit 99.1

BioPharmX Corporation Reports Fourth Quarter and Fiscal Year End Financial Results

MENLO PARK, Calif., April 26, 2016 /PRNewswire/ -- BioPharmX Corporation (NYSE MKT: BPMX), a specialty pharmaceutical company focusing on dermatology and women's health, today announced its financial results for the fourth quarter and fiscal year ended January 31, 2016.

Recent Highlights:

  Announced the U.S. FDA approved the company's Investigational New Drug (IND) application for BPX-01, a novel topical gel to treat acne.
  Commenced Phase 2 clinical trials to assess how effectively BPX-01, a hydrophilic formulation of the well-established drug minocycline, reduces the number of acne-causing bacteria in study patients and determine the drug's safety and tolerability.
  Received U.S. Institutional Review Board (IRB) and Health Canada approval to initiate a Phase 4 study of its Violet® molecular iodine supplement for fibrocystic breast condition (FBC) and cyclic mastalgia.
  Completed an underwritten public offering of $4.3 million in gross proceeds.

"We continue to make progress toward our goal of becoming a leading dermatology specialty pharmaceutical company, as evidenced by the recent commencement of Phase 2 clinical trials for BPX-01, our unique formulation of minocycline for the treatment of moderate to severe acne," said Jim Pekarsky, chief executive officer of BioPharmX Corporation. "The successful completion of our recent public offering provided additional capital to continue to advance our dermatology research and development pipeline."

Fourth Quarter Financial Results
For the fourth quarter ended January 31, 2016, total operating expenses were $4.4 million, compared with total operating expenses of $3.3 million in the prior year's fourth quarter. The increase in operating expenses resulted primarily from higher spending for the company's acne drug pre-clinical preparations and continued marketing and commercialization efforts for Violet® iodine.

Net loss for the fourth quarter was $4.6 million, or $0.19 per share, compared with a net loss of $3.6 million, or $0.31 per share, during the prior year quarter.

Excluding stock-based compensation expense and amortization of purchased intangible assets, non-GAAP net loss for the fourth quarter of 2015 was $4.2 million, or $0.18 per share. During the fourth quarter of the prior year, the comparable non-GAAP net loss was $2.9 million, or $0.26 per share.

Full Year Financial Results
Total operating expenses for the fiscal year were $15.0 million, compared with $8.6 million in the prior year. The increase resulted primarily from higher expenditures for the company's acne drug pre-clinical preparations and marketing and commercialization efforts for Violet iodine, and for the higher corporate G&A costs associated with the company's uplisting from OTC to NYSE MKT in 2015.

Net loss for the year was $16.0 million, or $0.89 per share, compared with a net loss of $9.0 million, or $0.85 per share, during the prior year.

Excluding a one-time charge related to the modification of certain warrants, stock-based compensation expense and amortization of purchased intangible assets, non-GAAP net loss for the year was $14.3 million, or $0.80 per share. In the prior year, the comparable non-GAAP net loss was $7.7 million, or $0.73 per share.

Cash and cash equivalents as of January 31, 2016, were $4.0 million. Since the close of the fourth quarter, the company completed a public offering of its common stock and warrants which raised approximately $4.3 million in gross proceeds.

Conference Call & Webcast
BioPharmX will host a conference call at 4:30 p.m. Eastern Time on Tuesday, April 26, 2016, to discuss its fourth quarter and full-year financial results. A live webcast of the conference call will be available online on the Investors page of BioPharmX corporate website at http://www.biopharmx.investorroom.com/events. You may also access this call through an operator by dialing (866) 652-5200 for domestic callers, or (412) 317-6060 for international callers, and requesting to join the BioPharmX Corporation call.

A telephonic replay of the call will be available through midnight Eastern Time on April 26, 2016. The replay dial-in numbers are (877) 344-7529 for domestic callers and (412) 317-0088 for international callers; reference Conference ID: 10083618. The webcast also will be available on the BioPharmX website for 90 days following completion of the call.

About BioPharmX® Corporation
BioPharmX Corporation (NYSE MKT: BPMX) is a Silicon Valley-based specialty pharmaceutical company, which seeks to provide products through proprietary platform technologies for prescription, over-the-counter (OTC), and supplement applications in the health and wellness markets, including dermatology and women's health. To learn more about BioPharmX, visit www.BioPharmX.com.

Use of Non-GAAP Measures
BioPharmX Corporation has supplemented its reported GAAP financial information with non-GAAP measures, non-GAAP net loss available to common shareholders, and non-GAAP net loss available to common shareholders per share, that do not include a one-time charge related to the modification of certain warrants, stock-based compensation and the amortization of purchased intangible assets. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP. Management uses the non-GAAP information internally to evaluate its ongoing business, operational performance and cash requirements and believes these non-GAAP measures are useful to investors as they provide the same basis for evaluating BioPharmX Corporation's performance as applied by management.

BioPharmX Corporation has provided a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure. These non-GAAP measures may be different from non-GAAP measures used by other companies, including peer companies, and therefore, comparability may be limited. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. BioPharmX Corporation believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with its results of operations as determined in accordance with GAAP and that these measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. BioPharmX Corporation encourages investors and others to review the company's financial information in its entirety and not rely on a single financial measure.

In the first quarter of fiscal year 2016, BioPharmX Corporation amended certain warrants resulting in a one-time charge. This amount is excluded from its non-GAAP net loss available to common shareholders and non-GAAP net loss available to common shareholders per share because it is not reflective of ongoing operating results in the period incurred.

Stock-based compensation expenses represent non-cash charges related to equity awards granted by BioPharmX Corporation. Although these are recurring charges to BioPharmX Corporation's operations, management believes the measurement of these amounts can vary considerably from period to period and depend substantially on factors that are not a direct consequence of operating performance that is within management's control. Thus, management believes that excluding these charges from non-GAAP net loss available to common shareholders and non-GAAP net loss available to common shareholders per share facilitates comparisons of BioPharmX Corporation's operational performance in different periods, as well as with similarly determined non-GAAP financial measures of comparable companies.

Amortization of purchased intangible assets results from the purchase of a license related to molecular iodine technology. This amount is excluded from non-GAAP net loss available to common shareholders and non-GAAP net loss available to common shareholders per share because it is not reflective of ongoing operating results in the period incurred.

Forward-Looking Statements
The information in this press release contains forward-looking statements and information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the "safe harbor" created by those sections. This press release contains forward-looking statements about the company's expectations, plans, intentions, and strategies, including, but not limited to, statements regarding the company's progress toward becoming a leading dermatology specialty pharmaceutical company, the success of the commercialization of VI2OLET iodine, the effectiveness of BPX-01 and the successful advancement of the company's product candidates and research and development pipeline. These forward-looking statements may be identified by words such as "plan," "expect," "anticipate," "believe" or similar expressions that are intended to identify such forward-looking statements.

These forward looking statements involve risks and uncertainties, as well as assumptions, which, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties include those described in the company's filings with the Securities and Exchange Commission, including our quarterly report on Form 10-Q for the period ended October 31, 2015. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this news release are made only as of the date hereof, and the company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities law.

BioPharmX and Violet are registered trademarks of BioPharmX, Inc.

BIOPHARMX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except per share amounts; unaudited)

	Three Months Ended		Twelve Months Ended
	January 31,		January 31,
	2016	2015	2016	2015

Revenues, net	$ 35	$ 1	$ 64	$ 1
Cost of goods sold	199	1	237	1
Gross margin (deficit)	(164)	-	(173)	-

Operating Expenses
Research and development	1,836	953	5,702	2,780
Sales and marketing	1,451	1,182	5,109	2,606
General and administrative	1,100	1,175	4,174	3,191
Total operating expenses	4,387	3,310	14,985	8,577

Loss from operations	(4,551)	(3,310)	(15,158)	(8,577)
Other income (expense)	-	7	(436)	(10)
Loss before income taxes	(4,551)	(3,303)	(15,594)	(8,587)
Provision for income taxes	2	-	4	-
Net and comprehensive loss	(4,553)	(3,303)	(15,598)	(8,587)

Accretion on Series A convertible redeemable preferred stock	-	(140)	(202)	(206)
Deemed dividend on Series A convertible redeemable preferred stock	-	(113)	(201)	(209)
Net loss available to common stockholders	$ (4,553)	$ (3,556)	$(16,001)	$(9,002)

Net loss per share
Basic and diluted	($0.19)	($0.31)	($0.89)	($0.85)
Shares used in computing net loss per share
Basic and diluted	23,415	11,362	17,950	10,544

BIOPHARMX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, unaudited)

	January 31,	January 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$ 4,039	$ 1,305
Accounts receivable, net	7	1
Inventories	100	160
Prepaid expenses and other current assets	285	239
Total current assets	4,431	1,705

Property and equipment, net	216	234
Intangible assets, net	119	149
Other assets	85	85
Total assets	$ 4,851	$ 2,173

Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
Accounts payable	$ 1,777	$ 1,152
Accrued expenses and other current liabilities	1,020	405
Total current liabilities	2,797	1,557

Series A convertible redeemable preferred stock	-	6,823

Stockholders' equity (deficit)	2,054	(6,207)
Total liabilities and stockholders' equity (deficit)	$ 4,851	$ 2,173

BIOPHARMX CORPORATION
Reconciliation of GAAP to Non-GAAP Net Loss and Net Loss Per Share Available to Common Stockholders
(in thousands, except per share amounts; unaudited)

		Three Months Ended		Twelve Months Ended
		January 31,		January 31,
		2016	2015	2016	2015

GAAP net loss available to common stockholders		$ (4,553)	$ (3,556)	$(16,001)	$(9,002)

Expense related to modification of warrants		-	-	436	-
Amortization of purchased intangible assets		7	-	30	-
Stock-based compensation expense
-	Research and development	93	117	256	248
-	Sales and marketing	143	104	443	187
-	General and administrative	112	417	515	846
	Total stock-based compensation expense	348	638	1,214	1,281
Total reconciling items		355	638	1,680	1,281
Non-GAAP net loss available to common stockholders		$ (4,198)	$ (2,918)	$(14,321)	$(7,721)

GAAP net loss available to common stockholders per share		$ (0.19)	$ (0.31)	$ (0.89)	$ (0.85)
Reconciling items
-	Expense related to modification of warrants	-	-	0.02	-
-	Amortization of purchased intangible assets	-	-	-	-
-	Stock-based compensation expense	0.01	0.05	0.07	0.12

Non-GAAP net loss per share: basic and diluted		$ (0.18)	$ (0.26)	$ (0.80)	$ (0.73)

Shares used in computing non-GAAP net loss per share
Basic and diluted		23,415	11,362	17,950	10,544

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CONTACT: Media Contact: Nina Brauer, nbrauer@biopharmx.com (650) 889-5030; Investor Relations Contact: Amato and Partners, LLC, Investor Relations Counsel, admin@amatoandpartners.com